Exhibit 99.2

XL TECHGROUP, INC.

1901 South Harbor City Blvd., Third Floor

Melbourne, FL 32901

August 15, 2008

PETROTECH HOLDINGS, CORP.

c/o Valens Capital Management, LLC

335 Madison Avenue, 10th Floor

New York, New York 10017

Re: Assignment Agreement

Gentlemen:

Reference is made to that certain Purchase Option Agreement made and entered into effective as of January 30, 2008 (as amended, modified, supplemented or restated from time to time, the “Option Agreement”) by and between XL TechGroup, Inc. (“XLT”) and PetroAlgae, LLC (“PetroAlgae”), under which, among other things, XLT is granted an option to purchase up to 2,029,337 Class A Units (as defined in the Option Agreement) in PetroAlgae.

In consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment and Assumption. XLT hereby assigns, transfers and sets over unto PetroTech Holdings, Corp. (“PetroTech”) and its successors and assigns, all of its rights and obligations under the Option Agreement, and PetroTech hereby assumes and adopts all of XLT’s rights and obligations under the Option Agreement.

2. Ratification. Except as specifically amended herein, the Option Agreement shall remain in full force and effect, and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Letter Agreement shall not operate as a waiver of any right, power or remedy of any party to the Option Agreement, nor constitute a waiver of any provision of the Option Agreement.

3. Governing Law. THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

4. Counterparts. This Letter Agreement may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any signature delivered by a party by facsimile transmission or other electronic transmission shall be deemed to be an original signature hereto.

Very truly yours,

XL TECHGROUP, INC.

By:	/s/ David Szostak
Name:	David Szostak
Title:	Chief Financial Officer

The foregoing is hereby accepted and agreed to this 15th day of August, 2008.

PETROTECH HOLDINGS, CORP.

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

PETROALGAE, LLC

By:	/s/ Ottmar Dippold
Name:	Ottmar Dippold
Title:	Chief Executive Officer